UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2015

AETHLON MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-21846 (Commission File Number)	13-3632859 (IRS Employer Identification Number)

9635 Granite Ridge Drive, Suite 100 San Diego, California (Address of principal executive offices)	92123 (Zip Code)

Registrant’s telephone number, including area code: (858) 459-7800

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K and other reports and other filings filed by Registrant from time to time with the Securities and Exchange Commission (collectively, the "Filings") contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the management of Aethlon Medical, Inc. (the “Registrant”), as well as estimates and assumptions made by the Registrant's management. When used in the Filings, the words "anticipate,” "believe," "estimate," "expect," "future," "intend," "plan" or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward-looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, the Registrant's operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward-looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 23, 2015, the Registrant entered into a Securities Purchase Agreement (the “Agreement”) to sell up to $6,000,000 of units, comprised of common stock and warrants, to certain accredited investors (as such terms are defined in the Securities Act of 1933 and the rules and regulations promulgated thereunder, all as amended, collectively, the “Purchasers”) at a price of $6.30 per unit. Each unit (each, a “Unit”) and collectively, the “Units”) consists of one share of common stock of the Registrant, $0.001 par value per share (“Common Stock”), and .75 of a five-year warrant (each, a “Warrant” and collectively, the “Warrants”), to purchase one share of common stock of the Registrant at an exercise price of $6.30 per share. Accordingly, up to 952,381 shares of Common Stock and Warrants to purchase 714,286 shares of Common Stock may be issued pursuant to the Agreement (referred to as the “Financing”). The Units comprising the Financing are being sold in a transaction exempt from Registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

This Financing is expected to close no later than June 26, 2015, subject to customary closing conditions. Roth Capital Partners served as placement agent for the Financing. For its services, Roth will receive $285,512 in cash compensation and warrants to purchase 35,421 shares of common stock at an exercise price of $6.30 per share. The Registrant intends to use the proceeds of the Financing to fund the clinical advancement of the Aethlon Hemopurifier and for general corporate purposes.

As part of the terms of the Agreement, the Registrant entered into a Registration Rights Agreement with the Purchasers pursuant to which the Registrant has agreed to file a registration statement to register for resale the shares of common stock sold in the Financing, including the shares of common stock underlying the Warrants, within 30 calendar days following the closing of the Financing. Subject to certain exceptions, in the event the registration statement does not become effective within certain time periods set forth in the Registration Rights Agreement, the Registrant would be required to pay the Purchasers in the Financing an amount in cash equal to two percent (2.0%) of the aggregate purchase price of the Units every month until such time as the registration statement becomes effective or the shares of common stock (and shares of common stock underlying the Warrants) sold in the Financing may be sold by the Purchasers pursuant to Rule 144 without any restrictions or limitations.

The foregoing description of the Units, the Securities Purchase Agreement, the Warrants and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the form of Warrant attached hereto as Exhibit 4.1, the form of Securities Purchase Agreement attached hereto as Exhibit 10.1, and the form of Registration Rights Agreement attached hereto as Exhibit 10.2, each of which is incorporated herein by reference.

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ITEM 8.01 OTHER EVENTS.

In connection with the Financing (described under Item 1.01 above), Mr. James Joyce, the Registrant’s Chief Executive Officer, Mr. James Frakes, the Registrant’s Chief Financial Officer and Dr. Chetan Shah, a Director of the Registrant, each agreed to waive their right to exercise certain stock options and warrants held by them representing the right to acquire 402,318 shares of common stock in the aggregate (the “Waivers”). The Waivers are required in order to make a sufficient number of shares of common stock available for issuance upon the exercise of the Warrants (defined in Item 1.01). Absent the Waivers, the Registrant could not reserve a sufficient number of shares of common stock for issuance under the Warrants since the Registrant had exhausted the number of authorized shares of common stock available for issuance under its Articles of Incorporation in connection with the Financing. The Waivers will expire at such time as the Registrant shall amend its Articles of Incorporation to increase the number of authorized shares of common stock available for issuance.

On June 24, 2015, the Registrant issued a press release announcing the Financing. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBIT NO.	DESCRIPTION
4.1	Form of Warrant
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
99.1	“Aethlon Medical Announces $6 Million Equity Investment”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AETHLON MEDICAL, INC.

By: /s/ James A. Joyce
James A. Joyce
Dated: June 24, 2015	Chief Executive Officer

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